Exhibit 10.4

THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT, WHICH HAVE BEEN REMOVED AND REPLACED WITH AN ASTERISK, HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 405 PROMULGATED UNDER THE SECURITIES ACT OF 1933 AND RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.


                AMENDMENT NO. 5 TO SUPPLIER PARTNERING AGREEMENT
                            BETWEEN GREATBATCH, INC.
               AND PACESETTER, INC. (d/b/a ST. JUDE MEDICAL CRMD)



This Amendment (the "Amendment No. 5") to the Supplier Partnering Agreement is between Greatbatch, Inc., a Delaware corporation ("Seller"), and Pacesetter, Inc. d/b/a "St. Jude Medical CRMD", a California corporation ("Buyer" or "St. Jude"). Seller and Buyer are collectively referred to herein as the "Parties". This Amendment is entered into effective as of 1 March 2007 (the "Effective Date").

BACKGROUND

     A. Buyer and Seller entered into a Supplier Partnering Agreement (the "Agreement") effective 01 January 2004.

     B. Buyer and Seller entered into an Amendment No. 1 to the Agreement effective 01 January 2005.

     C. Buyer and Seller entered into an Amendment No. 2 to the Agreement effective 27 July 2005. Amendment No. 2 is void.

     D. Buyer and Seller entered into an Amendment No. 2 to the Agreement effective 01 January 2006 which included a revised Exhibit "F" regarding molded header assemblies, which was amended to properly reflect that it really is Amendment No. 3 on 01 January 2006.

     E. Buyer and Seller entered into an Amendment No. 4 to the Agreement effective 01 January 2006, which included a replacement to Exhibit "C" with revised Exhibit "G" for pricing on Filtered Feedthroughs.

     F. The Parties agree to continue good faith negotiations towards expanding the business relationship between the Buyer and Seller.

     G. This Amendment No. 5 amends the Agreement as herein provided and, among other things, shall supersede and replace Amendment No. 1 in its entirety, all as of the Effective Date.

     H.   The Parties to the Agreement desire to revise the following:

          a.   The Initial Term of the Agreement

          b.   The pricing and terms for certain Batteries
          c.   The development of Tantalum Capacitors
          d.   The safety stock requirements for Batteries
          e.   The definition of new products to include Sensor Assemblies
          f.   The pricing and terms for Feedthroughs and Filtered Feedthroughs
          g.   The pricing and terms for Platinum Components
          h.   The pricing and terms for Machined / Molded Components
          i.   The pricing for Enclosures



AGREEMENT

In consideration of the foregoing Recitals and the Parties' mutual covenants contained herein, the Parties hereby agree as follows:

     1. Any specially capitalized terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.


     2. As of the Effective Date, the initial term of the Agreement is hereby amended so that it will remain in force until 31 December 2013 ("Initial Term"). Section 9 to Exhibit A of the Agreement (Option to Extend the Agreement) is hereby deleted in its entirety.


     3. The Buyer shall have the option to extend the term of this Agreement beyond the Initial Term for a period of two (2) years ("Option Extension Period") by delivering written notice to Seller not less than ninety (90) days prior to the extension date. The parties further agree that:

            3.1 The prices for Products, including but not limited to Batteries, Feedthroughs, Components and Enclosures during the Option Extension Period of the Agreement (if any) shall be, at the option of Seller either: (a) the last prices charged by Seller to Buyer for each such Product prior to the Option Extension Period, or (b) prices for each such Product determined by Seller which gives Seller an average gross margin for each Product type then covered by this Agreement as amended: [for example for all Batteries (in the aggregate), for all Feedthroughs (in the aggregate), for all Components (in the aggregate) and for all Enclosures (in the aggregate)] sold to Buyer in each year of the Option Extension Period, which is equal to the average gross margin obtained by Seller for all Products in that Product category sold by Seller to Buyer in Seller's 2012 and 2013 fiscal years averaged.

            3.2 If Seller elects pricing under Paragraph 3.1(b) above, Seller will notify Buyer as soon as is reasonably possible, as to the pricing applicable for the Option Extension Period. At the election of Buyer, Seller's pricing shall be subject to audit by PricewaterhouseCoopers (or its successor), who will issue a binding opinion as to the amount of the price increase that Seller is entitled to impose with respect to each Product type: [for example, Batteries (in the aggregate), Feedthroughs (in the aggregate), Components (in the aggregate) and Enclosures (in the aggregate)]. Seller will cooperate with the audit and make its books and records available to the accounting firm so that the accounting firm can issue its opinion within thirty (30) days of its appointment by Buyer. If the audit price is within ten percent (10%) of the price quoted by Seller, then Buyer will be solely responsible for the cost of the accounting firm. If the price quoted by Seller is more than ten percent (10%) above the audit price, then Seller will be solely responsible for the cost of the accounting firm.


          "Gross margin" under Paragraph 3.1(b) above shall: (a) be calculated according to Generally Accepted Accounting Principles (GAAP) and in a manner consistent with Seller's previous practices; and (b) exclude any unreasonable or extraordinary costs.


          Seller, Buyer, and PricewaterhouseCoopers will cooperate in good faith to establish the relevant categories of costs to be included in the calculation of gross margin. If Seller and Buyer have not agreed to composition of the relevant costs within thirty (30) days, then the relevant costs will be finally determined by PricewaterhouseCoopers. Seller and Buyer will cooperate and negotiate in good faith in connection with allocating the aggregate price increases permitted by Buyer under Paragraph 3.1(b) above among individual Products to be purchased by Buyer during the "Option Extension Period."


     4. As of the Effective Date, Part I.A. of Exhibit B of the Agreement is hereby amended to incorporate the new scheduled pricing and the new terms for the base price of Lithium Iodine Bradycardia Batteries as set forth according to the table below:

     ---------------------------------------------------------------------------
                                Lithium Iodine Pricing

     Model    2007      2008      2009      2010      2011      2012      2013
     -----    ----      ----      ----      ----      ----      ----      ----
      8077    $ *       $ *       $ *       $ *       $ *       $ *       $ *
      8711    $ *       $ *       $ *       $ *       $ *       $ *       $ *
      9107    $ *       $ *       $ *       $ *       $ *       $ *       $ *
      9438    $ *       $ *       $ *       $ *       $ *       $ *       $ *
      9918    $ *       $ *       $ *       $ *       $ *       $ *       $ *
     ---------------------------------------------------------------------------

     Lithium Iodine Bradycardia Battery Terms
          a. Purchase Requirements: * of Buyer's total bradycardia device battery demand to be purchased from Seller
          b. Pricing schedules for each calendar year listed in Lithium Iodine table above are effective only if total lithium iodine battery unit demand is forecasted by Buyer, per Section 5 of the Supplier Partnering Agreement, to exceed * units for the subsequent calendar year. If Buyer's total lithium iodine battery unit demand forecast is less than * units for the subsequent calendar year, the price will be set according to the pricing schedule of the most recent calendar year where at least * units were shipped to Buyer
          c. Pricing applies for current models with standard shape and pin modifications
          d. Price premiums based upon shape and/or terminal modification complexity will apply.

     5. As of the Effective Date, Part I.A. of Exhibit B of the Agreement is hereby amended to incorporate the new scheduled pricing and the new terms for the base price of SVO Multiplate Defibrillator Batteries as set forth according to the tables below:


                ------------------------------------------------
                        SVO Multiplate Legacy Products

                     Annual Quantity           Base
                        by Model            Unit Price
                        --------            ----------
                            *                   *
                            *                   *
                            *                   *
                ------------------------------------------------

--------------------------------------------------------------------------------

                       High Temperature Pressed Powder SVO

                                          Base Unit Pricing
  Annual Quantity                         -----------------
     by Model         2007     2008     2009     2010     2011     2012     2013
     --------         ----     ----     ----     ----     ----     ----     ----
         *             *        *        *        *        *        *        *
         *             *        *        *        *        *        *        *
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                           Nano SVO or USVO Multiplate
                          Unit Pricing for Basic Cells

  Year                Y1       Y2       Y3       Y4       Y5       Y6       Y7
  ----                --       --       --       --       --       --       --
  All Volumes         *        *        *        *        *        *        *
--------------------------------------------------------------------------------


     SVO Multiplate Defibrillator Battery Terms
          a. Purchase Requirements: * of Buyer's total tachycardia device battery demand to be purchased from Seller
          b. Annual aggregate quantity by model table (Quantity) for "SVO Multiplate Legacy Products" and "Model 2255/High Temperature Pressed Powder SVO" determined by battery model table based on Buyer's calendar year forecast updated *, Retroactive price adjustments will not be permitted. A battery model will be considered the same for aggregate base model pricing if the same case and internal components are utilized. The following battery model groupings apply:

               1. M2150 (SVO Multiplate Legacy Products)
               2. M2156/2356/2556 (SVO Multiplate Legacy Products)
               3. M2353 (SVO Multiplate Legacy Products)
               4. M2255/2555/2655 (High Temperature Pressed Powder SVO)

          For the first year of a product, Quantity will be determined by the Buyer's forecast for the *. For subsequent periods, the Annual Quantity will be based on Buyer's * updated on a *. Retroactive price adjustments will not be permitted. For the "Model 2255/High Temperature Pressed Powder SVO" table, if Buyer's total aggregate forecast volume demand for a given battery model grouping is less than
          * units for a subsequent calendar year, the price for that model grouping will be set according to the pricing schedule of the most recent calendar year where at least * units were shipped to Buyer.
          c. Year 1 (Y1) pricing for Nano SVO or USVO Multiplate applies to the first consecutive * that the Buyer's forecast volumes for the technology equals or exceeds * units. A price of * each applies prior to the Buyer's forecast equaling or exceeding * units in a *.
          d. Pricing applies to current technologies referred to as High Temperature Pressed Powder/High Temperature Sheet (HTPP/HTS) and Nano SVO or USVO
          e. Price premiums based upon shape and/or terminal modification complexitywill apply.
          f. NRE charges for custom designed cells will be * per development program. A rebate of * per unit will be applied to the * of this model purchased by the Buyer after completion of qualification. The rebate will expire upon the earlier of the following:
               i) * after completion of the product qualification by the Seller
                           -or-
               ii) Expiration of the Agreement.
          g. NRE charge for conversion of an existing model to Nano SVO or USVO will be * per model conversion.


     6. As of the Effective Date, Part I.A. of Exhibit B of the Agreement for QMR technology (term 2) is hereby amended as follows (Quasar Medium Rate (MR) Cell Prcing and terms 1, 3, 4 and 5 remain the same and are provided below for reference):

               Quasar Medium Rate (MR) Cell Pricing

                 -------------------------- --------------------------
                         Units/Year                   Price
                 -------------------------- --------------------------
                              *                         *
                 -------------------------- --------------------------
                              *                         *
                 -------------------------- --------------------------

               1. Purchase Requirements: * of Buyer's total bradycardia device battery demand to be purchased from Seller
               2. Quasar MR "Units per Year" include all models and will be based on Buyer's *. Retroactive price adjustments will not be permitted. For the first year of a product, Quantity will be determined by the Buyer's forecast for the *. For subsequent periods, the Annual Quantity will be based on Buyer's calendar year forecast updated on *.
               3. Minimum annual quantity per model * pieces
               4. Quasar MR pricing shown above is for stainless steel encased, single cathode plate construction cells
               5. Price premiums based upon shape and/or terminal modification complexity apply.


     7. As of the Effective Date, Part I.A. of Exhibit B of the Agreement is hereby amended to incorporate the new scheduled pricing and the new terms for the base price of carbon monofluoride (CFx) basic cell pricing as set forth according to the table below:

                 -----------------------------------------------------

                                            CFx

                     Annual Quantity by Model         Price
                     ------------------------         -----
                                 *                      *
                                 *                      *
                                 *                      *
                                 *                      *
                 -----------------------------------------------------


     Carbon Monofluoride (CFx) Battery Terms
          a. Purchase Requirements: * of Buyer's CFx device battery demand to be purchased from Seller
          b. "Annual Quantity by Model" (Quantity) determined by battery model and will be based on Buyer's calendar year forecast updated on a *.. Retroactive price adjustments will not be permitted. For the first year of a product, the Annual Quantity will be determined by the Buyer's forecast for the *. For subsequent periods, Quantity will be based on Buyer's calendar year forecast updated on a *.. Retroactive price adjustments will not be permitted.
          c. Minimum annual quantity per model * pcs.
          d. CFx pricing shown above is for stainless steel encased, single cathode plate construction cells
          e. Price premiums based upon shape and/or terminal modification complexity will apply.
          f. The above CFx price table is based on the premise that GB proves the QMR technology functional by *. If GB is not successful in qualifying the QMR technology, then the CFx pricing from Part I.A. of Exhibit B of the Agreement applies.


     8. As of Effective Date, Part I B of Exhibit B of the Agreement is hereby amended to read in its entirety as follows:

     "Battery Inventory

               1. Seller's obligation under the Agreement to maintain inventory is limited to the level reflected in "Inventory Requirement" column of the table set forth below (subject to Item 5 below)
               2. The "Inventory Requirement" is that Seller maintain inventory that can be processed by Seller to completion and shipped to Buyer within *
               3.   Seller inventories will be replenished within a period of *
               4. All inventory levels adjusted quarterly per Buyer's updated forecast
               5. Safety Stock requirement for Buyer's location is Sweden (AB) is limited to Consignment Inventory only
               6. Buyer and Seller agree to work together to minimize inventory obsolescence costs. Buyer is responsible for finished inventory and work in process necessary to sustain safety stock levels.

--------------------------------------------------------------------------------
              Battery                             Required Inventory*
--------------------------------------------------------------------------------
           Lithium Iodine                         * of annual forecast
--------------------------------------------------------------------------------
                SVO                               * of annual forecast
--------------------------------------------------------------------------------
                CFx                               * of annual forecast
--------------------------------------------------------------------------------
                QMR                               * of annual forecast
--------------------------------------------------------------------------------

* will be held off-site for Disaster Recovery purposes.
* is the target date to achieve above inventory requirements."


     9. Within * of the Effective Date of this Amendment, Buyer and Seller agree to entertain exploratory discussions aimed at developing a high rate battery targeted for emerging markets. This program will be a high priority strategic initiative for both Buyer and Seller. This battery will at minimum maintain current safety requirements and will target a step function improvement in cost. Performance tradeoffs around longevity, charge times, size and other key attributes will need to be made to achieve the above goals. The Parties acknowledge that this Product is not available today and agree to jointly explore the options for developing such a Product. Upon the annual anniversary date of this Amendment No. 5, if the Buyer does not see satisfactory progress on this initiative by the Seller, a meeting will be called by the Buyer and the Seller will have * to rectify the Buyer's concerns. If lack of progress for issues identified in the meeting continues the Buyer retains the right to reduce the minimum purchase requirements in Sub-section 5a of this Amendment No. 5 to *.


     10. As of Effective Date, Part II of Exhibit B of the Agreement is hereby amended to add a new subpart "D" which reads in its entirety as follows:
           "D. The Seller agrees at the Buyer's request to complete a custom designed Capacitor Development Program for an NRE charge of *. The Seller will then rebate the Buyer * per unit of Capacitors purchased for the * of this model purchased by the Buyer after completion of the qualification. The rebate will expire upon the earlier of the following:
               i) * after completion of the product qualification by the Seller
                           -or-
               ii)  Expiration of the Agreement."


     11. As of Effective Date, Section 7 of Exhibit A of the Agreement is hereby amended to include Sensor Assemblies as a New Product subject to the terms of the Agreement. Buyer and Seller shall negotiate in good faith a Sensor Collaborative Development Agreement to be executed no later than * from execution of this Amendment No.5. Upon successful qualification of Sensor Assembly Product by Seller, Seller shall have the right of first refusal to manufacture the Product according to the terms set forth in such agreement.


     12. As of the Effective Date of this Amendment No. 5, Section 7 of Exhibit A of the Agreement is hereby amended to include a new Sub-section 7.3 which reads in its entirety as follows:

            "*"

     13. As of Effective Date, Section 1 of Exhibit A of the Agreement is hereby amended to add a new subpart which will read in its entirety as follows:

            1.9 "Sensor Assemblies" means implantable optical biological detection technologies including but not limited to the sensor programs currently known as Photophlethysmography "PPG" and "SVO2."


     14. As of Effective Date, Amendment No. 4 Exhibit G of the Agreement is hereby amended to read in its entirety as follows:

-------------------------------------------------------------------------------------------------------------
                                           Filtered Feedthrough*

                                               Unit Pricing



Component                        SJM Part #            2007    2008    2009    2010    2011    2012    2013
---------                        ----------            ----    ----    ----    ----    ----    ----    ----
LV Quad Square Flange            60002780-002           *       *       *       *       *       *       *

LV Quad Angled Flange            60002780-004           *       *       *       *       *       *       *

Microny                          6327659                *       *       *       *       *       *       *

Regency                          2054583                *       *       *       *       *       *       *

ATLAS 2 6-pin Shortlead          10009229-002           *       *       *       *       *       *       *

Quadpolar                        8001713                *       *       *       *       *       *       *

Quadpoloar                       3001206                *       *       *       *       *       *       *

ATLAS 2 4-pin                    10009230-001           *       *       *       *       *       *       *

ATLAS 2 6-pin                    10009229-001           *       *       *       *       *       *       *

Photon Micro H                   1080492-004            *       *       *       *       *       *       *

Photon Micro II                  10007259               *       *       *       *       *       *       *

Dual Quadpolar                   60004415-001           *       *       *       *       *       *       *

Dual Quadpolar                   60004415-002           *       *       *       *       *       *       *
-------------------------------------------------------------------------------------------------------------

*The price of platinum metal used for calculations is the London spot market closing price as of *. It is * per Troy ounce.

          a. Purchase Requirements: Minimum * of Buyer's overall Feedthrough (including filtered) requirements to be purchased from Seller.


     15. As of the Effective Date, Part B of Exhibit D of the Agreement is hereby amended to incorporate the new scheduled pricing for Platinum Components, which will now be referred to as Coated Components, and additional terms for Coated Components:

          ----------------------------------------------------------------------

                                       Coated Component

                                         Unit Pricing

         Component         SJM Part #                   GB Part #     Unit Price
         ---------         ----------                   ---------     ----------
         Ring              2106342 / 6042379-001        1005701       *
         Tip               2106334 / 6042378-001        1005801       *
         Eluting Tip       6041783-097                  0959201       *
         Helix             6041706-002                  0957001       *

          ----------------------------------------------------------------------


               3. GB will be offered the opportunity to quote on new part numbers, and, assuming GB's pricing, responsiveness to requests for quotes and leadtimes are acceptable, additional part numbers will be added to the pricing tables as new programs are introduced.
               4. A minimum of * of Buyer's demand for part numbers 2106342 / 6042379-001 and 2106334 / 6042378-001 to be purchased from the Seller.


     16. As of the Effective Date, Part C of Exhibit D of the Agreement is hereby amended to incorporate the new scheduled pricing for Other Machined/Molded Components and additional terms for Other Machined/Molded Components:

                          Machined / Molded Component

                                  Unit Pricing


Machined Part                                      Part #          Unit Price
-------------                                      ------          ----------

SET SCREW ALL                                   6041534-001             *
WASHER/1388 LEADS (2 PER)                       6041701-001             *
SPACER                                          6041696-002             *
SET SCREW                                       6041504-001             *
RING                                            6041697-001             *
CONNECTOR PIN                                   6041555-001             *
PROXIMAL RING                                   6041266-002             *
CRIMP CORE                                      6041693-001             *
SEPTUM RING                                     3001236                 *
HEADER COUPLING                                 6041994-001             *
CONNECTOR BLOCK                                 6041809-001             *
ICD CONNECTOR BLOCK                             10001534                *
ICD CONNECTOR BLOCK                             10001535                *
ICD CONNECTOR BLOCK                             10001536                *
ICD CONNECTOR BLOCK                             40000332-001            *
ICD CONNECTOR BLOCK                             40000331-001            *
CONNECTOR ASSEMBLY (IS-1)                       7001441-012             *
CONNECTOR ASSEMBLY                              7001630-001             *
A-CONNECTOR ASSEMBLY                            7002236-001             *
V-CONNECTOR ASSEMBLY                            7002237-001             *
L-CONNECTOR SUB-ASSEMBLY, A-CHAMBER             7002323-001             *
L-CONNECTOR SUB-ASSEMBLY, V-CHAMBER             7002323-002             *
T CONNECTOR W/WIRE (LV)                         7002443-004             *
T CONNECTOR W/WIRE (RV)                         7002443-005             *
T CONNECTOR W/WIRE (A)                          7002443-006             *


               1. GB will be offered the opportunity to quote on new part numbers, and, assuming GB's pricing, responsiveness to requests for quotes and leadtimes are acceptable, additional part numbers will be added to the pricing tables as new programs are introduced.


     17. As of the Effective Date, Part A of Exhibit E of the Agreement is hereby amended to incorporate the new scheduled pricing for
          Enclosures:

                                   Enclosures

                                  Unit Pricing

     Part #         Unit Price                   Part #         Unit Price
     ------         ----------                   ------         ----------

  02065589               *                   6012054-001             *
  02074441               *                   6012054-002             *
  02101582               *                   6042356-001             *
  02101590               *                   6042356-002             *
  6201847                *                   6042372-001             *
  6201854                *                   6042372-005             *
  6231463                *                   6042372-006             *
  6231471                *                   10006573                *
  10007741               *                   40002540-001            *
  10007742               *                   40002540-002            *
  10008938               *                   40002544-001            *
  10008939               *                   40002544-002            *
  10008940               *                   60008403-001            *
  10008941               *                   60008403-002            *
  10009060-001           *                   60008403-003            *
  10009061-001           *                   60008403-004            *
  6011200-001            *
  6011200-002            *
  6011200-005            *
  6011200-006            *


     18. As of the Effective Date, Section 3 of the Agreement is hereby amended to incorporate:

            "3.1 Price Adjustments for Significant Cost Impact. The price for any Product may be adjusted up or down during the term of this agreement, by mutual consent, if there is significant impact to the final cost of the Product:
            (a) In the case of Platinum, the price of any Product is subject to upward or downward modification from time to time due to an increase or decrease, as the case may be, in the cost of Platinum to Seller. Any price modifications will be indexed and based upon the "one year" Futures Contract Price as reported by Johnson Matthey on any day between *, at Buyers selection, of each contract year. Buyer is required to have provided a forecast for all Products for the following calendar year and the Seller is required to have accepted that forecast a minimum of * before the day in * selected by the Buyer. On the day selected by the Buyer, the Buyer is required to communicate its selection to the Seller's Global Account Manager and Customer Service Representative. The Seller will then have * to lock-in price of Pt for the Buyer for the following calendar year. Any price modification shall be determined and agreed upon by * of each year and will be effective with shipments delivered beginning on * of the following year. The cost of Platinum used as the basis is per the pricing table under paragraph 13.

            (b) In the case of Titanium, the price of any Product is subject to upward or downward modification from time to time due to an increase or decrease, as the case may be, in the cost of Titanium to Seller, to the extent Seller's price change is based on an increase or decrease in the cost of Titanium in an amount greater than * of the current cost of Titanium contained in any Product. The reference price of Titanium will be based upon the *. Any price modification shall be determined and agreed upon in
                * of each year and will be effective with shipments delivered beginning 01 January of the following year.

            If Seller determines that a price increase or decrease under this
            Article is required or permissible, Seller shall deliver written notice to Buyer setting forth the basis for such determination.

            In the event that purchase volumes deviate from forecasted volumes by more than * annually, Seller reserves the right to appropriately re-price product as a result of these varying impacts. Specifically, product pricing, impacted (increased or decreased) by raw material costs for purchased volumes exceeding * of the forecasted annual volume, will be re-priced to accommodate these relevant raw material changes. Further, should purchased volumes not meet the * level of the forecasted annual volume, Buyer agrees to pay the actual carrying costs associated with the inventoried products, WIP, and raw materials that remain un-purchased."

            3.2 Prior to * of each contract year, Buyer shall provide Seller with written certification of Buyer's compliance with the minimum purchase requirements set forth in Section 6 of the Agreement."


     19. Buyer and Seller agree, within * of the effective date of this Amendment, to issue a joint press release stating that Greatbatch is the exclusive supplier of battery technology and the critical supplier of filtered feedthrough technology to St. Jude Medical. The press release will also state that the Parties have entered into an amended Supply Agreement through 2013, which provides for year over year price reductions on both technologies through collaboration on manufacturing and supply chain efficiencies. Additionally, the parties are committed to jointly develop new technologies, including the introduction of a new low cost power solution, for future market requirements with an implementation date of no later than 2009.


     20. Except as provided herein, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

The parties have caused this Amendment No. 5 to be executed by their respective duly authorized representatives as of the Effective Date.


BUYER:                     SELLER:                     SELLER:

PACESETTER, INC.           GREATBATCH, INC.            GREATBATCH, INC.

By: /s/ Jeff Chateau       By: /s/ Susan Campbell      By: /s/ Mauricio Arellano
    --------------------       ---------------------       ---------------------
                                  Vice President              Vice President
Title: VP Supply Lines     Title: Medical Power        Title: Medical Solutions
       -----------------          ------------------          ------------------

Date: 2-26-07              Date: 2-28-07               Date: 2-28-07
      ------------------         ------------------          -------------------